UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 20, 2009

MEMC Electronic Materials, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of Incorporation)	1-13828 (Commission File Number)	56-1505767 (I.R.S. Employer Identification Number)

501 Pearl Drive (City of O'Fallon) St. Peters, Missouri (Address of principal executive offices)		63376 (Zip Code)

(636) 474-5000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

            Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision (see General Instruction A.2 below):

            ☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

            ☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

            ☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

            ☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On November 20, 2009, MEMC Electronic Materials, Inc. (the “Company”) entered into Amendment No. 4 (the “Amendment”) to its Revolving Credit Agreement (the “Credit Agreement”), dated as of July 21, 2005, as previously amended, with National City Bank (as successor to National City Bank of the Midwest), as a lender, the swing line lender, the issuing bank and the administrative agent, and the other lending institutions signatory thereto as lenders.  Pursuant to the Amendment, certain provisions of the Credit Agreement were revised to accommodate the Company’s acquisition of SunEdison LLC, which occurred on November 20, 2009.     Other administrative changes were made to the Credit Agreement as well, including the substitution of PNC Bank, National Association, as successor to National City Bank.

The foregoing description of the Amendment is not complete and is qualified in its entirety by reference to the Amendment attached hereto as Exhibit 10.1.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits	Item

10.1

Amendment No. 4 dated as of November 20, 2009, to Revolving Credit Agreement dated as of July 21, 2005 by and among the Company, as the Borrower, the various Lenders signatory thereto, and PNC Bank, National Association, successor to National City Bank, as a Lender, the Swing Line Lender, the Issuing Bank and the Administrative Agent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MEMC ELECTRONIC MATERIALS, INC.

Date: November 25, 2009	By:	/s/ Bradley D. Kohn
	Name:	Bradley D. Kohn
	Title:	Senior Vice President – Legal and Business Development

Exhibit Index

Number	Item

10.1

Amendment No. 4 dated as of November 20, 2009, to Revolving Credit Agreement dated as of July 21, 2005 by and among the Company, as the Borrower, the various Lenders signatory thereto, and PNC Bank, National Association, successor to National City Bank, as a Lender, the Swing Line Lender, the Issuing Bank and the Administrative Agent